FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Vice Chairman and CFO – (770) 612-2048 Sidney G. Jones, Vice President — Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
REPORTS FOURTH QUARTER RESULTS AND RECORD SALES AND EARNINGS PER SHARE FOR THE YEAR ENDED DECEMBER
31, 2010

Atlanta, Georgia, February 22, 2011 — Genuine Parts Company (NYSE: GPC) reports fourth quarter results and record sales and earnings per share for the year ended December 31, 2010.

Tom Gallagher, Chairman, President and Chief Executive Officer, announced today that sales in 2010 were $11.2 billion, up 11% compared to 2009. Net income for the year was $476 million, an increase of 19% compared to $400 million in 2009. Earnings per share on a diluted basis were $3.00, up 20% compared to $2.50 in 2009.

Mr. Gallagher stated, “We are pleased to report record sales and earnings per share in 2010. The improving market conditions in the industries that we serve, which we began to see in the latter part of 2009, continued throughout the year and they further supported our internal growth initiatives, resulting in the strong performance for the year.”

Mr. Gallagher added, “Our 11% sales increase for the Company was driven by positive sales growth in all four of our businesses. The Automotive Group reported a 7% sales increase for the year and we were encouraged to see our automotive sales momentum strengthen as the year progressed. Motion Industries, our Industrial Group, generated a 22% sales increase for the year and they benefited from the combination of good internal growth initiatives and the strong rebound that occurred across the manufacturing sector of the economy this past year. Likewise, EIS, our Electrical Group, had a fine year as well, with sales up 30%. Finally, revenues at S.P. Richards, our Office Products Group, were up just slightly over 2009.”

Fourth Quarter 2010

Sales increased 14% to $2.81 billion in the fourth quarter ended December 31, 2010, compared to $2.47 billion for the same period in 2009. Diluted earnings per share in the fourth quarter were 75 cents, up 21% compared to 62 cents per share for the fourth quarter of 2009.

In reviewing the quarter, Mr. Gallagher commented, “We are encouraged by the strength in sales across all of our business segments in the fourth quarter. Our Automotive sales were up 9%, our Industrial Group sales were up 24%, our Electrical Group sales were up 40% and our Office Products Group sales were up 3%.”

Mr. Gallagher concluded, “We enter 2011 with a degree of optimism in each of our four businesses, and with a continued corporate-wide commitment to sustaining good revenue growth, further improving operating margins, generating solid cash flows and maintaining a strong balance sheet.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EST to discuss the results of the quarter, the year and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-316-2549, conference ID 41289008. A replay will also be available on the Company’s website or at 800-642-1687, conference ID 41289008, two hours after the completion of the call until 12:00 a.m. EST on March 8, 2011.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, the ability to maintain favorable supplier arrangements and relationships, changes in general economic conditions, the growth rate of the market demand for the Company’s products and services, competitive product, service and pricing pressures, including internet related initiatives, changes in financial markets, including particularly the capital and credit markets, impairment of financial institutions with which we do business, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2009 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, Form 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2010	2009	2010	2009
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,807,728	$2,471,214	$11,207,589	$10,057,512
Cost of goods sold	1,990,600	1,703,754	7,954,645	7,047,750

Gross profit	817,128	767,460	3,252,944	3,009,762
Operating expenses:
Selling, administrative & other expenses	608,832	581,802	2,401,829	2,275,186
Depreciation and amortization	21,910	22,917	89,332	90,411

	630,742	604,719	2,491,161	2,365,597
Income before income taxes	186,386	162,741	761,783	644,165
Income taxes	67,736	63,574	286,272	244,590

Net income	$118,650	$99,167	$475,511	$399,575

Basic net income per common share	$.75	$.62	$3.01	$2.51
Diluted net income per common share	$.75	$.62	$3.00	$2.50
Weighted average common shares outstanding	157,543	159,144	158,032	159,410
Dilutive effect of stock options and
non-vested restricted stock awards	775	376	429	297

Weighted average common shares outstanding -
assuming dilution	158,318	159,520	158,461	159,707

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2010	2009	2010	2009
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,376,734	$1,264,646	$5,608,101	$5,225,389
Industrial	915,166	736,582	3,521,863	2,885,782
Office Products	394,979	383,849	1,641,963	1,639,018
Electrical/Electronic Materials	125,603	89,702	449,770	345,808
Other (1)	(4,754)	(3,565)	(14,108)	(38,485)

Total net sales	$2,807,728	$2,471,214	$11,207,589	$10,057,512

Operating profit:
Automotive	$82,123	$75,026	$421,109	$387,945
Industrial	73,796	60,240	255,616	162,353
Office Products	38,076	27,023	131,746	126,104
Electrical/Electronic Materials	8,754	7,694	30,910	25,254

Total operating profit	202,749	169,983	839,381	701,656
Interest expense, net	(6,610)	(6,602)	(26,598)	(27,112)
Other, net	(9,753)	(640)	(51,000)	(30,379)

Income before income taxes	$186,386	$162,741	$761,783	$644,165

Capital expenditures	$26,448	$20,085	$85,379	$69,445

Depreciation and amortization	$21,910	$22,917	$89,332	$90,411

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
	2010	2009
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$529,968	$336,803
Trade accounts receivable, net	1,364,406	1,187,075
Merchandise inventories, net	2,224,717	2,214,076
Prepaid expenses and other current assets	295,796	294,874

TOTAL CURRENT ASSETS	4,414,887	4,032,828
Goodwill and other intangible assets, less accumulated amortization	209,548	171,532
Deferred tax asset	157,392	167,722
Other assets	199,087	147,583
Net property, plant and equipment	484,130	485,024

TOTAL ASSETS	$5,465,044	$5,004,689

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,374,930	$1,094,347
Current portion of debt	250,000	—
Income taxes payable	23,145	42,988
Dividends payable	64,600	63,586
Other current liabilities	259,139	207,363

TOTAL CURRENT LIABILITIES	1,971,814	1,408,284
Long-term debt	250,000	500,000
Retirement and other post-retirement benefit liabilities	258,807	300,197
Other long-term liabilities	181,709	166,836
Common stock	157,636	158,918
Retained earnings and other	2,934,535	2,772,309
Accumulated other comprehensive loss	(298,352)	(309,897)

TOTAL PARENT EQUITY	2,793,819	2,621,330
Noncontrolling interests in subsidiaries	8,895	8,042

TOTAL EQUITY	2,802,714	2,629,372

TOTAL LIABILITIES AND EQUITY	$5,465,044	$5,004,689

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended Dec. 31,
	2010	2009
	(in thousands)
OPERATING ACTIVITIES:
Net income	$475,511	$399,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89,332	90,411
Share-based compensation	7,016	8,578
Excess tax (benefits) expense from share-based compensation	(3,251)	684
Other	10,309	24,142
Changes in operating assets and liabilities	99,746	321,908

NET CASH PROVIDED BY OPERATING ACTIVITIES	678,663	845,298
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(85,379)	(69,445)
Acquisitions and other	(86,969)	(122,161)
Purchase of properties under construction and lease agreement	—	(72,814)

NET CASH USED IN INVESTING ACTIVITIES	(172,348)	(264,420)
FINANCING ACTIVITIES:
Stock options exercised	9,085	1,878
Excess tax benefits (expense) from share-based compensation	3,251	(684)
Dividends paid	(257,898)	(253,558)
Changes in cash overdraft position	—	(52,000)
Purchase of stock	(75,007)	(26,019)

NET CASH USED IN FINANCING ACTIVITIES	(320,569)	(330,383)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	7,419	18,531
NET INCREASE IN CASH AND CASH EQUIVALENTS	193,165	269,026
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	336,803	67,777

CASH AND CASH EQUIVALENTS AT END OF YEAR	$529,968	$336,803